Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Leap Therapeutics, Inc. on Form S-8 to be filed on or about November 5, 2024 of our report dated March 15, 2024, on our audits of the financial statements as of December 31, 2023 and 2022 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 18, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Philadelphia, Pennsylvania
November 5, 2024